EXHIBIT 10.1

UNWIND AGREEMENT

This is an unwind agreement between TBG Holdings Corporation, a Florida corporation (“TBG”), Train Travel Holdings, Inc., a Florida corporation (“TTHI”), B. Allen Brown (“Brown”), Railmark Holdings Incorporated, an Indiana corporation (“Railmark”) and Train Travel Holdings, Inc., a Nevada corporation (“TTHX”).

WHEREAS, the parties entered into an agreement dated October 2, 2014 (the “Agreement”); and

WHEREAS, the parties have agreed to unwind the Agreement as provided in Section 12 of the Agreement; and

WHEREAS, the parties have agreed to unwind any prior Agreements, including all financial Promissory Notes, and other commitments, by the appropriate parties in each of the prior Agreements, as signed are now null and void; and

NOW, THEREFORE, the parties agree as follows:

1.

Defined Terms.  The defined terms in the Agreement will have the same meaning in this Unwind Agreement

2.

Closing.  The closing shall be on October 29, 2014, at which time the deliveries provided for herein shall be made. If no deliveries need be made, the closing shall occur upon execution of this Agreement.

3.

Resignation.  Brown shall deliver his resignation as an officer and director as well as the resignations of Lindquist and Schillinger as directors of TTHX.

4.

TTHX Preferred Stock.  The parties acknowledge that the Preferred Stock owned by TBG was not issued or delivered to Brown and therefore no delivery is required at this time.

5.

TTHX Common Stock.  The parties acknowledge that the Common Stock held by Brown was not delivered to TBG and therefore no delivery is required at this time.

6.

Railmark.  The parties agree that the terms of the Agreement providing for the acquisition of Railmark are terminated pursuant to this Unwind Agreement.

7.

TTHX Books and Records.  Brown represents that there are no TTHX books and records in his possession or under his control.

8.

Condition of TTHX.  Brown represents and warrants that TTHX is in the same condition as when he took control on October 2nd, 2014.

Dated 10/30/14

9.

Miscellaneous.

9.1

Notices.  All notices, requests, and other communications shall be deemed to be duly given if sent by confirmed facsimile transmission, email or receipted overnight courier addressed to the other party at the address as set forth below:

If to TBG:

TBG Holdings Corp., a Florida corporation

2929 East Commercial Blvd., PH-D

Ft Lauderdale,

FL 33308

Attn: Neil Swartz

Email: NSwartz@TBGHoldings.com

If to Brown and Railmark:

Railmark Holdings Incorporated, an Indiana corporation

50244 Dennis Court

Wixom MI 48393

Attn: B. Allen Brown

Email: ABrown@Railmark.com

9.2

Binding Effect.  Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

9.3

Headings.  The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

9.4

Counterparts.  This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it.

9.5

Governing Law.  This Agreement will be governed by the laws of the State of Florida without regard to conflict of laws principles thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court located within Broward County, Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

9.6

Waivers.  Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

9.7

Pronouns.  The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

Dated 10/30/14

9.8

Joint Drafting.  This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.

9.9

Time Periods.  Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days unless otherwise provided; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

9.10

Modification.  No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

9.11

Severability.  If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law, which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

9.12

Entire Agreement.  This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the Parties concerning the subject matter hereof. All negotiations among the Parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the Parties other than those incorporated herein and to be delivered hereunder.

[SIGNATURE PAGE TO FOLLOW]

Dated 10/30/14

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

TBG Holdings Corporation, a Florida corporation

By:	/s/ Neil Swartz
Name:	Neil Swartz
Its:	CEO

Train Travel Holdings, Inc., a Florida corporation

By:	/s/ Neil Swartz
Name:	Neil Swartz
Its:	President

/s/ B. Allen Brown
B. Allen Brown, an individual

Railmark Holdings Incorporated, an Indiana corporation

By:	/s/ B. Allen Brown
Name:	B. Allen Brown
Its:	President & CEO

Train Travel Holdings, Inc., a Nevada corporation

By:	/s/ B. Allen Brown
Name:	B. Allen Brown
Its:	President

Dated 10/30/14